EXHIBIT 10.1

NORMAN C. HARBERT
9156 E. Andora Hills Drive
Scottsdale, AZ 85262

March 23, 2007

Via Federal Express

Northern Trust Securities, Inc.
50 South La Salle Street
Chicago, IL 60675
Attn: Kimberly Dietrich

Re:	Termination of 10b5-1 Sales Plan between Norman C. Harbert and Northern Trust Securities, Inc. relating to Hawk Corporation

Dear Sir or Madam:

Please let this letter serve as notice of the termination, effective March 23, 2007, of the Amended and Restated Sales Plan, dated March 22, 2006, between Norman C. Harbert and Northern Trust Securities, Inc. (the “Plan”), relating to shares of Class A common stock, par value $0.01 per share (the “Stock”), of Hawk Corporation (“Hawk”), pursuant to Section E.3. of the Plan. As of the date of this letter, Hawk’s trading window is open and the undersigned is not aware of any material non-public information about Hawk and/or the Stock.

If you have any questions, please call Janet St. Cyr at 216-736-7211.

Sincerely,

/s/ Norman C. Harbert

Norman C. Harbert

cc: Marc C. Krantz, Esq.
Janet St. Cyr